UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2006

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 13, 2006, the Board of Directors of Mad Catz Interactive, Inc. (the “Company”) approved and adopted a revised compensation program for non-employee directors of the Company, as described below. The revised program is effective immediately.

Annual Cash Retainers	Amount
Board of Directors:	$35,000
Chairman of the Board of Directors:	$20,000
Chairman of the Audit Committee:	$10,000
Chairman of the Compensation and Corporate Governance Committee:	$5,000

Meeting Fees
In-Person Board Meetings:	$2,500
Telephonic Board Meetings (>2 hours):	$1,000
Telephonic Board Meetings (<2 hours):	$500
Audit Committee Meetings:	$1,500
Compensation and Corporate Governance Committee Meetings:	$1,000

Equity Compensation
Initial Grant of Options	100,000
Annual Grant of Options	25,000

The initial grant of options is to be made upon first election to the Board of Directors and each annual grant of options is to be made as of the annual shareholders meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2006	MAD CATZ INTERACTIVE, INC.

	By:	/s/ Darren Richardson
	Name:	Darren Richardson
	Its:	President and Chief Executive Officer